Exhibit 3.1

BYE-LAWS

OF

A-Max Technology Limited

(Adopted pursuant to written resolutions passed by the shareholders on 25 March 2004 and amended pursuant to written resolutions passed by the shareholders on 17 June 2005)

TABLE OF CONTENTS

Interpretation

1.	Definitions

Shares

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Calls on Shares
6.	Prohibition on Financial Assistance
7.	Forfeiture of Shares
8.	Share Certificates
9.	Fractional Shares

Registration of Shares

10.	Register of Members
11.	Registered Owner Absolute Owner
12.	Transfer of Registered Shares
13.	Transmission of Registered Shares

Alteration of Share Capital

14.	Power to Alter Capital
15.	Variation of Rights Attaching to Shares

Dividends and Capitalisation

16.	Dividends
17.	Power to Set Aside Profits
18.	Method of Payment
19.	Capitalisation

Meetings of Members

20.	Annual General Meetings
21.	Special General Meetings
22.	Requisitioned General Meetings
23.	Notice
24.	Giving Notice
25.	Postponement of General Meeting
26.	Participation in Meetings by Telephone
27.	Quorum at General Meetings
28.	Chairman to Preside
29.	Voting on Resolutions
30.	Power to Demand Vote on Poll
31.	Voting by Joint Holders of Shares
32.	Instrument of Proxy
33.	Representation of Corporate Member
34.	Adjournment of General Meeting
35.	Written Resolutions
36.	Directors’ Attendance at General Meetings

Directors and Officers

37.	Election of Directors
38.	Number of Directors
39.	Term of Office of Directors
40.	Alternate Directors
41.	Removal of Directors
42.	Vacancy in the Office of Director
43.	Remuneration of Directors
44.	Defect in Appointment of Director
45.	Directors to Manage Business
46.	Powers of the Board of Directors
47.	Register of Directors and Officers
48.	Officers
49.	Appointment of Officers
50.	Duties of Officers
51.	Remuneration of Officers
52.	Conflicts of Interest
53.	Indemnification and Exculpation of Directors and Officers

Meetings of the Board of Directors

54.	Board Meetings
55.	Notice of Board Meetings
56.	Participation in Meetings by Telephone
57.	Quorum at Board Meetings
58.	Board to Continue in Event of Vacancy
59.	Chairman to Preside
60.	Written Resolutions
61.	Validity of Prior Acts of the Board

Corporate Records

62.	Minutes
63.	Place Where Corporate Records Kept
64.	Form and Use of Seal

Accounts

65.	Books of Account
66.	Financial Year End

Audits

67.	Annual Audit
68.	Appointment of Auditors
69.	Remuneration of Auditors
70.	Duties of Auditors
71.	Access to Records
72.	Financial Statements
73.	Distribution of Auditors Report
74.	Vacancy in the Office of Auditor

Voluntary Winding-Up and Dissolution

75.	Winding-Up

Changes to Constitution

76.	Changes to Bye-laws
77.	Changes to Memorandum of Association
78.	Discontinuance

A-Max Technology Limited

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Accreted Value	as of any date, with respect to each Series A Preferred Share, the Series A Subscription Price plus the amount of dividends which have accrued, compounded and been added thereto up to the most recent Compounding Date pursuant to Bye-law 79 hereof, but, for the avoidance of doubt, not including dividends that have accrued since the previous Compounding Date.

Act	the Companies Act 1981;

Additional Purchaser Members	members holding up to an aggregate of 70,745,283 preferred shares to be designated as Series B Preferred Shares which may be issued under the Additional Placement;

Additional Placement	the additional placement by the Company to one or more Additional Purchaser Members of up to an aggregate of 70,745,283 preferred shares to be designated as Series B Preferred Shares

Affiliate	with respect to any party, any other party that directly or indirectly through one or more intermediaries, controls, or is controlled by, or under common control with, the party specified, through the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a party, whether through the ownership of voting securities, by contract or otherwise

Alternate Director	an alternate director appointed in accordance with these Bye-laws;

2005 Audited Accounts	means the Company’s audited consolidated income statement for the fiscal year ending December 31, 2005 prepared by, and having an unqualified opinion of a “Big Four” accounting firm in accordance with US GAAP;

2005 Audited Profit	(a) if the Initial Public Offering is consummated after the completion of the 2005 Audited Accounts, then the Company’s audited consolidated net income for the fiscal year ending December 31, 2005 set forth in the 2005 Audited Accounts; or (b) if the Initial Public Offering is

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to be consummated prior to the final completion of the 2005 Audited Accounts, then the lower of (i) the Company’s projected audited consolidated net income for the fiscal year ending December 31, 2005 provided by the Company to the managing underwriter of its Initial Public Offering and certified in writing to the holders of a majority of the Series A Preferred Shares by the chief executive officer of the Company; or (ii) the Company’s lowest projected audited consolidated net income for the fiscal year ending December 31, 2005 calculated based upon the pro forma financial information set forth in any of the Company’s registration statements or offering documents relating to the Initial Public Offering;

Auditor	includes an individual or partnership;

Beneficial Owner	any of Victor Hok Yiu Chan, Dong Yu Xiao, Chiao Shou Cheng and Lee Jaw Lung;

Business Day(s)	any day other than Saturday, Sunday or a day on which commercial banks in the State of New York, Bermuda, Hong Kong or the People’s Republic of China are authorised or required to be closed;

Board	the board of directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

Charter Documents	the memorandum of association and these Bye-laws;

Company	the company for which these Bye-laws are approved and confirmed;

Compounding Date	each of March 31, June 30, September 30 and December 31 in each year;

Current Market Price	per share in the share capital of any party means, as of the date of determination, (a) the average of the daily Market Price under clause (a), (b), (c) or (d) of the definition of Market Price of such share capital during the immediately preceding thirty (30) trading days ending on such date, and (b) if such share capital is not then listed or admitted to trading or quoted on any internationally recognized securities exchange or over-the-counter market, then the Market Price under clause (e) of the definition of Market Price on such date.

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Director	a director of the Company and shall include an Alternate Director;

Excluded Transaction	(a) any issuance of up to an aggregate of 99,043,396 shares (subject to anti-dilution adjustment for share subdivisons, share consolidations and similar events taken with respect to the Ordinary Shares) of restricted stock or options to purchase Ordinary Shares pursuant to the share option plan of the Company pursuant to which restricted shares and options to purchase Ordinary Shares in an amount up to an aggregate of 99,043,396 Ordinary Shares (subject to anti-dilution adjustment for share subdivisions, share consolidations and similar events taken with respect to the Ordinary Shares) are reserved and available for grant to officers, directors and employees of the Company; and (b) any issuance of Ordinary Shares (i) upon the conversion of Series A Preferred Shares, (ii) as a dividend on Series A Preferred Shares or (iii) upon conversion, exchange or exercise of any Ordinary Share Equivalents.

Fair Market Value	(i) with respect to the share capital of any party, the Current Market Price thereof, and (ii) with respect to any other asset, the fair market value (a) as mutually determined by the Board of Directors and the Majority Holders or (b) if the Board of Directors and the Majority Holders cannot agree on the fair market value of the relevant asset within 10 Business Days, then at the request of either the Board of Directors or the Majority Holders, as determined (at the Company’s expense) by an independent appraiser designated by the Board of Directors and approved by the Majority Holders in their reasonable discretion;

Family Member	a member of a Major Member’s immediate family, which shall include his spouse, siblings, children or grandchildren;

General Atlantic Members	General Atlantic Partners (Bermuda), L.P., GAP-W International, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GapStar, LLC and GAPCO GmbH & Co. KG and any Affiliate of General Atlantic, LLC, a Delaware limited liability company and the general partner of General Atlantic Partners LP and the managing member of GapStar, LLC and any successor to such entity and any Permitted Transferee thereof to whom shares are transferred in accordance with Bye-

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law 12.6 of these Bye-laws, and the term “General Atlantic Member” shall mean any one of them;

Hong Kong	the Hong Kong Special Administrative Region of the People’s Republic of China;

Indebtedness	as to any party, (a) all obligations of such party for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers’ acceptances, whether or not matured), (b) all obligations of such party to pay the deferred purchase price of property or services, except trade accounts payable and accrued commercial or trade liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such party, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such party (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations of such party under leases which have been or should be, in accordance with US GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that party regardless of whether the indebtedness secured thereby shall have been assumed by that party or is non-recourse to the credit of that party, and (g) any contingent obligation of such party;

Initial Public Offering	the first bona fide firm commitment underwritten public offering and listing of Ordinary Shares in which the underwriting is lead managed by an internationally recognized investment banking firm and the Ordinary Shares are listed on The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange;

Involuntary Transfer	any transfer, proceeding or action by or in which a Member shall be deprived or divested of any right, title or interest in or to any of the shares, including, without limitation, (i) any seizure under levy of attachment or execution, (ii) any transfer in connection with bankruptcy or winding-up (whether pursuant to the filing of a

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voluntary or an involuntary petition under the United States Bankruptcy Code of 1978, or any modifications or revisions thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, (iii) any transfer to a state or to a public officer or agency pursuant to any statute pertaining to escheat or abandoned property, and (iv) any transfer pursuant to a divorce or separation agreement or a final decree of a court in a divorce action;

Lien	any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever;

Liquidation	the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Company;

Major Members	Billion Creation Limited, Teambest Limited and Vital Champion Limited, all of which are limited liability companies incorporated under the laws of the British Virgin Islands, and any of their Permitted Transferees to whom shares are transferred in accordance with Bye-law 12.6(b) of these Bye-laws and the term “Major Member” shall mean any one of them;

Majority Holders	as of the date of determination, the holder or holders of more than 50.0% of the votes attached to the Series A Preferred Shares in issue as of such date;

Market Price	with respect to the share capital of any party, as of the date of determination, (a) if such share capital is listed on a national securities exchange in the United States, the closing price per share of such share capital on such date published in The Wall Street Journal (National Edition) or, if no such closing price on such date is published in The Wall Street Journal (National Edition), the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which such share capital is then listed or admitted to trading; (b) if such share capital is listed on an internationally recognized securities exchange outside of the People’s Republic of China and the United States, the closing price per share of such share capital on such date published in The Asian Wall Street Journal or, if no such closing price on such date is published in The Asian Wall

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Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal international securities exchange on which such share capital is then listed or admitted to trading; (c) if such share capital is not then listed or admitted to trading on any United States national securities exchange or other internationally recognized exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such share capital on such date; (d) if such share capital is listed or admitted to trading on any United States national securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but there shall have been no trading on such date, or if such share capital is not listed or admitted to trading on any United States national securities exchange or other internationally recognized securities exchange or designated as a national market system security by the National Association of Securities Dealers, Inc. but quotations for such share capital are available on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System, the average of the reported closing bid and asked prices of such share capital on such date as shown by the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System and reported by any member firm of the New York Stock Exchange selected by the Company; or (e) if none of (a), (b), (c) or (d) is applicable, a fair market value per share as mutually determined by the Board of Directors and the Majority Holders. Notwithstanding the foregoing, if any shares in the share capital constitute Restricted Securities, the market value of such Restricted Securities shall be discounted as appropriate to reflect the applicable restrictions. In the event of any disagreement between the Board of Directors and the Majority Holders as to the market value of any share capital that cannot be resolved within 10 Business Days, such narket value shall, at the request of either the Board of Directors or the Majority Holders, be determined by an independent appraiser designated by the Board of Directors and approved by the Majority Holders in their reasonable discretion.

Minor Member	Allied Knight Finance Limited, Brilliant Elite Limited, Lucktime Management Limited and Seamless China Profits Limited, all of which are limited liability companies incorporated under the laws of the British Virgin Islands;

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Member	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

Ordinary Shares	the ordinary shares of US$0.00002 each as at the date on which these Bye-laws were adopted in the capital of the Company, or any other share capital of the Company into which such shares are reclassified or reconstituted;

Ordinary Share Equivalents	any security or obligation which is by its terms, directly or indirectly, convertible, exchangeable or exercisable into or for Ordinary Shares, including, without limitation, the Series A Preferred Shares, and any option, warrant or other subscription or purchase right with respect to Ordinary Shares or any Ordinary Share Equivalent;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Other Member	(a) any transferee of a General Atlantic Member, an Additional Purchaser Member, a Major Member or a Minor Member (in each case, other than a Permitted Transferee thereof), who has agreed to be bound by the terms and conditions of this Agreement in accordance with Bye-law 12.6(d) or to whom shares have been transferred in accordance with Bye-law 12.7(f); and (b) any party other than a General Atlantic Member, an Additional Purchaser Member, a Major Member or a Minor Member who has agreed to be bound by the terms and conditions of the Shareholders Agreement;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Related Party	(i) any shareholder of the Company or any Subsidiary, (ii) any director of the Company or any Subsidiary, (iii) any Senior Officer, (iv) any spouse, parent, child,

A-Max Technology Limited

grandparent, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent of a shareholder, director or Senior Officer of the Company or any Subsidiary, (v) any party in which any shareholder or director of the Company or any Subsidiary or any Senior Officer has any security or economic interest, other than a passive shareholding of less than 1% in a publicly listed company, and (vi) any other Affiliate of the Company or any Subsidiary or of a shareholder or director of the Company or any Subsidiary;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Restricted Securities	securities that (i) are “restricted securities” as such term is defined in Rule 144(a)(3) promulgated under the Securities Act, or (ii) the transfer of which is subject to legal or contractual “lock-ups” or other restrictions, or (iii) are of a class of securities listed on a securities exchange but are not approved for listing, or are otherwise not freely tradeable, on such exchange;

Sale Transaction	(a) (i) the merger or consolidation of the Company or a Subsidiary into or with one or more parties, (ii) the merger or consolidation of one or more parties into or with the Company or a Subsidiary or (iii) a tender offer or other business combination if, in the case of (i), (ii) or (iii), the shareholders of the Company prior to such merger or consolidation do not retain, directly or indirectly, at least a majority of the voting power of the surviving party, or (b) the voluntary issuance, sale, conveyance, exchange or transfer to another party of the voting shares of the Company or a Subsidiary if, after such sale, conveyance, exchange or transfer, the shareholders of the Company prior to such issuance, sale, conveyance, exchange or transfer do not retain, directly or indirectly, at least a majority of the voting power of the Company or (c) the voluntary sale, conveyance, exchange or transfer to another party of all or substantially all of the assets of the Company or the sale, transfer of other disposition of shares or the equivalent of Techniques International Limited, A-Max Technology Co., Ltd. or Shenzhen Zhongyuyuan-Digital Science and Technology Company Limited (other than an intra-group transfer of shares to the Company or a wholly-owned Subsidiary, but, for the avoidance of doubt, shall not include A-Max Technology GmbH);

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Secretary	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary;

Securities	all issued and outstanding classes of shares in the capital of the Company and Ordinary Share Equivalents, if any;

Securities Act	the United States Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder;

Senior Officer	any individual employed by the Company or any Subsidiary holding the office or title of or serving as assistant vice-president or its equivalent and/or any office, title or position senior to assistant vice-president;

Series A Preferred Shares	the convertible participating redeemable preferred shares of US$0.00002 each in the capital of the Company as at the date on which these Bye-laws were adopted having the rights set forth in Bye-law 79;

Series A Subscription Date	the date on which the Series A Preferred Shares are issued by the Company to the General Atlantic Members;

Series A Subscription Price	means US$0.424056541 per share, as adjusted for the events described in Bye-law 79(d)(i) if such events occur with respect to the Series A Preferred Shares;

Series B Preferred Shares	the convertible participating redeemable preferred shares of US$0.00002 each in the capital of the Company designated as Series B Preference Shares, of which up to an aggregate of 70,745,283 Series B Preferred Shares may be issued to the Additional Purchaser Members under the Additional Placement;

Shareholders Agreement	the shareholders agreement between the Company, General Atlantic Partners (Bermuda), L.P., GAP-W International, LLC, GAP Coinvestments III, LLC, GAP Coinvestments IV, LLC, GapStar, LLC and GAPCO GmbH & Co. KG, Billion Creation Limited, Teambest Limited, Vital Champion Limited, Allied Knight Finance Limited, Brilliant Elite Limited, Lucktime Management Limited, Seamless China Profits Limited, Chan Hok Yiu, Victor, Dong Yu Xiao, Chiao Shou Cheng, Lee Jaw Lung, Wong Sin Just, Yu Kam Kee, Lawrence, Fung Ka Pun and Cheng Yin Sang, Stephen dated 17 June, 2005;

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Subsidiary	as of the relevant date of determination, (a) with respect to any party, a corporation or other party of which at least 50% of the voting power of the outstanding voting equity securities or at least 50% of the outstanding economic equity interest is held, directly or indirectly, by such party and (b) with respect to the Company (i) any other party of which actual or de facto control is held, directly or indirectly, by the Company, and (ii) shall include Techniques International Limited, A-Max Technology Co., Ltd., A-Max Technology GmbH and Shenzhen Zhongyuyuan-Digital Science and Technology Company Limited. Unless otherwise qualified, or the context otherwise requires, all references to a “Subsidiary” or to “Subsidiaries” in these Bye-laws shall refer to a Subsidiary or Subsidiaries of the Company;

US$	United States dollars; and

US GAAP	United States generally accepted accounting principles applied on a consistent basis

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:-

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative; and

(e)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3	In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

A-Max Technology Limited

SHARES

2.	Power to Issue Shares

2.1	Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe.

2.2	Subject to the provisions of the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3	Except for any issue of shares under, pursuant to, for purposes of or in accordance with,:-

(a)	the share option plan of the Company pursuant to which restricted shares and options to purchase Ordinary Shares in an amount up to an aggregate of 99,043,396 Ordinary Shares (subject to anti-dilution adjustment for share subdivisions, share consolidations and similar events taken with respect to the Ordinary Shares) are reserved and available for grant to officers, directors and employees of the Company;

(b)	a subdivision of the Ordinary Shares into a larger number of Ordinary Shares;

(c)	the exercise, conversion or exchange of any Ordinary Share Equivalent either (i) previously issued (including the Series A Preferred Shares) or (ii) issued in accordance with the terms of these Bye-laws;

(d)	an acquisition, approved by the Board in accordance with the terms of these Bye-laws, by the Company or any of its Subsidiaries;

(e)	an Initial Public Offering; or

(f)	a subscription for up to 70,745,283 preferred shares issued under the Additional Placement,

(collectively, the “Exempt Issuances”), in the event that the Company wishes to issue any shares or any other securities convertible into or exchangeable for shares in the Company (collectively, the “New Securities”) to any party (the “Subject Purchaser”), the Company shall offer such New Securities first to each of the General Atlantic Members (each, a “Preemptive Rightholder” and collectively, the “Preemptive Rightholders” in this bye-law) by sending written notice (the “New Issuance Notice”) to the Preemptive Rightholders, which New Issuance Notice shall state (i) the number of New Securities proposed to be issued and (ii) the proposed purchase price for each unit of the New Securities (the “Proposed Price”). Upon delivery of the New Issuance Notice, such offer shall be irrevocable unless and until the rights provided for in Bye-law 2.4 shall have been waived or shall have expired.

2.4	For a period of twenty (20) days after the giving of the New Issuance Notice pursuant to Bye-law 2.3, each of the Preemptive Rightholders shall have the right to purchase its Proportionate

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Percentage (as hereinafter defined) of the New Securities at the Proposed Price and upon the same terms and subject to the same conditions set forth in the New Issuance Notice. Each Preemptive Rightholder shall have the right to purchase that percentage of the New Securities determined by dividing (i) the total number of Securities then owned by such Preemptive Rightholder exercising its rights under this Bye-law 2.4 by (ii) the total number of Securities owned by all of the Preemptive Rightholders exercising their rights under this Bye-law 2.4 (the “Proportionate Percentage”). If any Preemptive Rightholder does not fully subscribe for the number or amount of New Securities that it is entitled to purchase pursuant to the preceding sentence, then each Preemptive Rightholder which elected to purchase New Securities shall have the right to purchase that percentage of the remaining New Securities not so subscribed for (for the purposes of this Bye-law 2.4, the “Excess New Securities”) determined by dividing (i) the total number of Securities then owned by such fully participating Preemptive Rightholder by (ii) the total number of Securities then owned by all fully participating Preemptive Rightholders who elected to purchase Excess New Securities. Any of the General Atlantic Members may assign to any of its Affiliates all or any portion of its rights as a Preemptive Rightholder pursuant to this Bye-law 2.4.

2.5	The right of each Preemptive Rightholder to purchase the New Securities under Bye-law 2.4 above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 20-day period referred to in Bye-law 2.4 above, to the Company, which notice shall state the amount of New Securities that such Preemptive Rightholder elects to purchase pursuant to Bye-law 2.4. The failure of a Preemptive Rightholder to respond within such 20-day period shall be deemed to be a waiver of such Preemptive Rightholder’s rights under Bye-law 2.4, provided that each Preemptive Rightholder may waive its rights under Bye-law 2.4 prior to the expiration of such 20-day period by giving written notice to the Company.

2.6	The closing of the purchase of New Securities subscribed for by the Preemptive Rightholders under Bye-law 2.4 shall be held at the branch office of the Company in Hong Kong at 11:00 a.m., local time, on (a) the 45th day after the giving of the New Issuance Notice pursuant to Bye-law 2.3, if the Preemptive Rightholders elect to purchase all of the New Securities under Bye-law 2.4, (b) the date of the closing of the sale to the Subject Purchaser made pursuant to Bye-law 2.7 if the Preemptive Rightholders elect to purchase some, but not all, of the New Securities under Bye-law 2.4 or (c) at such other time and place as the parties to the transaction may agree. At such closing :-

(a)	the Company shall deliver certificates representing the New Securities, and such New Securities shall be issued free and clear of all liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Company shall so represent and warrant, and further represent and warrant that such New Securities shall be, upon issuance thereof to the Preemptive Rightholders and after payment therefor, duly authorized, validly issued, fully paid and non-assessable;

(b)	each Preemptive Rightholder purchasing the New Securities shall deliver payment in full in immediately available funds for the New Securities purchased by him or it; and

(c)	all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

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2.7	The Company may sell to the Subject Purchaser, all of the New Securities not purchased by the Preemptive Rightholders pursuant to Bye-laws 2.4 and 2.5 on terms and conditions that are no more favorable to the Subject Purchaser than those set forth in the New Issuance Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within ninety (90) days following the earlier to occur of (i) the waiver by the Preemptive Rightholders of their option to purchase New Securities pursuant to Bye-law 2.5, and (ii) the expiration of the 20-day period referred to in Bye-law 2.4. If such sale is not consummated within such 90-day period for any reason, then the restrictions provided for herein shall again become effective, and no issuance and sale of New Securities may be made thereafter by the Company without again offering the same in accordance with this Bye-law 2. The closing of any issuance and purchase pursuant to this Bye-law 2.7 shall be held at such time and place as the parties to the transaction may agree within such 90-day period.

3.	Power of the Company to Purchase its Shares

The Company may purchase its own shares in accordance with the provisions of the Act on such terms as the Board shall think fit. The Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

Subject to any resolution of the Members to the contrary and without prejudice to any special rights conferred on the holders of any shares or class of shares, the share capital of the Company shall be divided into shares of such number of classes as the Company shall, from time to time, determine, and if special rights or designations are not allocated to such class, shall be divided into ordinary shares, the holders of which shall, subject to the provisions of these Bye-laws:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

5.	Calls on Shares

5.1	The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

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5.2	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

5.3	The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

6.	Prohibition on Financial Assistance

The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of the acquisition or proposed acquisition by any person of any shares in the Company, but nothing in this Bye-law shall prohibit transactions permitted under the Act.

7.	Forfeiture of Shares

7.1	If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Notice of Liability to Forfeiture for Non-Payment of Call

• (the “Company”)

You have failed to pay the call of [amount of call] made on the [    ] day of [    ], 200[    ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [    ] day of [    ], 200[    ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [    ] per annum computed from the said [    ] day of [    ], 200[    ] at the registered office of the Company the share(s) will be liable to be forfeited.

Dated this [    ] day of [    ], 200[    ]

[Signature of Secretary] By Order of the Board

7.2	If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine.

7.3	A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

7.4	The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

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8.	Share Certificates

8.1	Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

8.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

8.3	If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

9.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

10.	Register of Members

10.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

10.2	The Register of Members shall be open to inspection at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

11.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

12.	Transfer of Registered Shares

12.1	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

• (the “Company”)

A-Max Technology Limited

FOR VALUE RECEIVED............[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

DATED this [    ] day of [    ], 200[    ]

Signed by:	In the presence of:

Transferor	Witness

Transferee	Witness

12.2	Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

12.3	The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

12.4	The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

12.5	The Board may in its absolute discretion (which discretion shall not be unreasonably exercised) and without assigning any reason therefor refuse to register the transfer of a share. The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

12.6	Restrictions on Transfer of Shares

(a)	No Member shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of (whether by operation of law or otherwise) (each a “transfer”) any shares or any right, title or interest therein or thereto, except in accordance with the provisions of these Bye-laws, including, without limitation, Bye-law 12.6(d). Any attempt to transfer any Securities or any rights thereunder in violation of the preceding sentence shall be null and void ab initio.

(b)	Notwithstanding anything to the contrary contained in these Bye-laws, but subject to Bye-laws 12.6(a), 12.6(c) and 12.6(d), at any time :-

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(i)	each of the Major Members who is an individual may transfer all or a portion of his or its Securities to or among (i) a Family Member or (ii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by such Major Member or one or more Family Members of such Major Member; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Securities, no party other than such Major Member or one or more Family Members of such Major Member may be or may become beneficiaries, shareholders, limited or general partners or members thereof;

(ii)	each of the Major Members who is not an individual may transfer all or a portion of its Securities to or among (i) a Beneficial Owner of such Major Member, (ii) a Family Member of a Beneficial Owner of such Major Member or (iii) a trust, corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by a Beneficial Owner of such Major Member or one or more Family Members of a Beneficial Owner of such Major Member; provided, however, that during the period that any such trust, corporation, partnership or limited liability company holds any right, title or interest in any Securities, no person other than such Beneficial Owner or Family Member of such Beneficial Owner may be or may become beneficiaries, shareholders, limited or general partners or members thereof; and

(iii)	(aa)	each of the General Atlantic Members may transfer all or a portion of its Securities to any of its Affiliates, and

(bb)	GapStar, LLC may pledge and grant a security interest in all or any portion of its Securities to a financial institution to secure its obligations to such financial institution under a bona fide loan made to acquire such shares.

(The persons referred to in the preceding bye-laws 12.6(b)(i), (ii) and (iii) are each referred to hereinafter as a “Permitted Transferee”). A Permitted Transferee of Securities pursuant to this Bye-law 12.6(b) may transfer its Securities pursuant to this Bye-law 12.6(b) only to the transferor Member or to a party that is a Permitted Transferee of such transferor Member. No Member shall avoid the provisions of these Bye-laws by making one or more transfers to one or more Permitted Transferees and then disposing of all or any portion of such party’s interest in any such Permitted Transferee, and any transfer or attempted transfer in violation of this covenant shall be null and void ab initio.

(c)	If any Member wishes to transfer Securities (other than a transfer of shares pursuant to the pledge by GapStar, LLC in Bye-law 12.6(b)(iii)(bb)) to a Permitted Transferee under Bye-law 12.6(b), such Member shall give notice to the Company of its intention to make such a transfer not less than ten (10) days prior to the proposed date for effecting such transfer, which notice shall state the name and address of each Permitted Transferee to whom such transfer is proposed, the relationship of such Permitted Transferee to such Member, and the number of shares proposed to be transferred to such Permitted Transferee.

A-Max Technology Limited

(d)	Notwithstanding any other provision of these Bye-laws, no transfer may be made pursuant to this Bye-law 12.6 or Bye-law 12.7 unless (a) the transferee (other than a financial institution in the case of a pledge pursuant to which shares held by GapStar, LLC are transferred to the financial institution) has agreed in writing to be bound by the terms and conditions of the Shareholders Agreement, (b) the transfer complies in all respects with the applicable provisions of these Bye-laws and (c) the transfer complies in all respects with applicable United States federal and state securities laws, including, without limitation, the Securities Act. The Company shall be entitled to obtain an opinion of counsel to such transferring Member addressed to the Company, at such transferring Member’s expense, to the effect that such transfer complies with the applicable federal and state securities laws. Upon becoming a Member, (i) the Permitted Transferee of a Major Member shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as the transferring Major Member hereunder with respect to the Securities transferred to such Permitted Transferee, (ii) the Permitted Transferee of an Additional Purchaser Member shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, the transferring Additional Purchaser Member, (iii) the Permitted Transferee of a General Atlantic Member shall be substituted for, and shall enjoy the same rights and be subject to the same obligations as, a General Atlantic Member hereunder with respect to the Securities transferred to such Permitted Transferee, (iv) an Other Member shall be subject to the same obligations as, but none of the rights of, the transferring Major Member, Additional Purchaser Member or General Atlantic Member, as the case may be, and (v) the transferee of an Other Member shall be substituted for, and shall be subject to the same obligations as, the transferring Other Member hereunder with respect to the Securities transferred to such transferee.

(e)

If reasonably requested by the lead underwriter of an Initial Public Offering, each Member shall enter into a lock-up agreement (the “Lock-up Agreement”), pursuant to which such Member shall agree not to, without the prior written consent of such lead underwriter, for a period of not more than one hundred and eighty (180) days beginning from the date of the final prospectus relating to the Initial Public Offering (the “Lock-up Period”) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares held immediately prior to the effectiveness of a registration statement governing such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise; provided that, nothing in this Bye-law 12.6(e) shall prevent (x) a Member from transferring any Ordinary Shares to an Affiliate so long as such Affiliate enters into an agreement with the lead underwriter substantially in the form of the Lock-up Agreement or (y) GapStar, LLC from pledging and granting a security interest in all or any portion of its Securities

A-Max Technology Limited

to a financial institution to secure certain obligations to such financial institution. The foregoing provisions of this Bye-law 12.6(e) shall (a) not apply to the sale of any Ordinary Shares to the underwriters pursuant to an underwriting agreement and as part of the Initial Public Offering and (b) only apply to the Members if each officer and director of the Company and each member of the Company holding Ordinary Shares representing a number equal to or greater than 1% of the Ordinary Shares outstanding immediately prior to the Initial Public Offering (on a non-diluted basis but assuming the conversion of all the outstanding Series A Preferred Shares) enters into an identical Lock-up Agreement.

12.7	Right of First Offer and Tag-Along Rights

(a)	Subject to Bye-law 12.6, if any Member (a “Selling Member”) wishes to directly or indirectly transfer all or any portion of its Securities to any party (other than to a Permitted Transferee) (a “Third Party Purchaser”), such Selling Member shall offer such Securities first to the Company, by sending written notice (an “Offering Notice”) to the Company, which shall state (a) the number of Securities proposed to be transferred (the “Offered Securities”); (b) the proposed purchase price per Securities for the Offered Securities (the “Offer Price”); and (c) the terms and conditions of such sale. Upon delivery of the Offering Notice, such offer shall be irrevocable unless and until the rights of first offer provided for in Bye-law 12.7(b) shall have been waived or shall have expired. The Company shall promptly deliver a copy of the Offering Notice to each of the General Atlantic Members, the Additional Purchaser Members and the Major Members.

(b)	For a period of fifteen (15) days after the giving of the Offering Notice pursuant to Bye-law 12.7(a) (the “Company Option Period”), the Company shall have the right (the “Company Option”) but not the obligation to purchase any or all of the Offered Securities at a purchase price equal to the Offer Price and upon the terms and subject to the conditions set forth in the Offering Notice. The right of the Company to purchase any or all of the Offered Securities under this Bye-law 12.7(b) shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Company Option Period, to the Selling Member, with a copy to the General Atlantic Members, the Additional Purchaser Members and the Major Members, which notice shall state the number of Offered Securities proposed to be purchased by the Company. The failure of the Company to respond within the Company Option Period shall be deemed to be a waiver of the Company Option, provided that the Company may waive its rights under this Bye-law 12.7(b) prior to the expiration of the Company Option Period by giving written notice to the Selling Member, with a copy to the General Atlantic Members, the Additional Purchaser Members and the Major Members.

(c)	If the Company does not elect to purchase all of the Offered Securities, then for a period of thirty (30) days after the earlier to occur of (a) the expiration of the Company Option Period and (b) the date upon which the Selling Member shall have received written notice from the Company of its exercise of the Company Option pursuant to Bye-law 12.7(b) or its waiver thereof (the “Rightholder Option Period”), each of the General Atlantic Members, the Additional Purchaser Members and the Major Members

A-Max Technology Limited

(who, in each case, is not a Selling Member) (for the purpose of Bye-law 12.7, each, a “Rightholder” and collectively, the “Rightholders”) shall have the right to purchase all, but not less than all, of the remaining Offered Securities at a purchase price equal to the Offer Price and upon the terms and subject to the conditions set forth in the Offering Notice. Each Rightholder shall have the right to purchase that percentage of the Offered Securities determined by dividing (i) the total number of Securities then owned by such Rightholder by (ii) the total number of Securities then owned by all such Rightholders. If any Rightholder does not fully subscribe for the number or amount of Offered Securities it is entitled to purchase, then each other participating Rightholder shall have the right to purchase that percentage of the Offered Securities not so subscribed for (for the purposes of this Bye-law 12.7(c), the “Excess Offered Securities”) determined by dividing (x) the total number of Securities then owned by such fully participating Rightholder by (y) the total number of Securities then owned by all fully participating Rightholders who elected to purchase Offered Securities. The procedure described in the preceding sentence shall be repeated until there are no remaining Excess Offered Securities. If the Company and/or the Rightholders do not purchase all of the Offered Securities pursuant to Bye-law 12.7(b) and/or Bye-law 12.7(c), then the Selling Member may sell the Offered Securities to a Third Party Purchaser in accordance with Bye-law 12.7(f). Any of the General Atlantic Members may assign to any of its Affiliates all or any portion of its rights as a Rightholder pursuant to this Bye-law 12.7(c).

(d)	The right of each Rightholder to purchase all of the remaining Offered Securities under Bye-law 12.7(c) above shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the Rightholder Option Period, to the Selling Member with a copy to the Company. Each such notice shall state (a) the number of Securities held by such Rightholder and (b) the number of Securities that such Rightholder is willing to purchase pursuant to this Bye-law 12.7(d). The failure of a Rightholder to respond within the Rightholder Option Period to the Selling Member shall be deemed to be a waiver of such Rightholder’s rights under Bye-law 12.7(c) above, provided that each Rightholder may waive its rights under Bye-law 12.7(c) above prior to the expiration of the Rightholder Option Period by giving written notice to the Selling Member, with a copy to the Company.

(e)	The closing of the purchases of Offered Securities subscribed for by the Company under Bye-law 12.7(b) and/or the Rightholders under bye-laws 12.7(c) and 12.7(d) shall be held at the branch office of the Company in Hong Kong at 11:00 a.m., local time, on the 60th day after the giving of the Offering Notice pursuant to Bye-law 12.7(a) or at such other time and place as the parties to the transaction may agree. At such closing :-

(i)	the Selling Member shall deliver certificates representing the Offered Securities, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Offered Securities shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers thereof) and the Selling Member shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Offered Securities;

A-Max Technology Limited

(ii)	the Company and/or each Rightholder, as the case may be, purchasing Offered Securities shall deliver payment in full in immediately available funds for the Offered Securities purchased by it or him; and

(iii)	all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(f)	Unless the Company and/or the Rightholders elect to purchase all, but not less than all, of the Offered Securities under Bye-laws 12.7(b), 12.7(c) and 12.7(d), the Selling Member may, subject to Bye-laws 12.7(g) and 12.7(h), sell all, but not less than all, the Offered Securities to a Third Party Purchaser on the terms and conditions set forth in the Offering Notice; provided, however, that such sale is bona fide and made pursuant to a contract entered into within sixty (60) days after the earlier to occur of (i) the waiver by the Company and all of the Rightholders of their options to purchase the Offered Securities and (ii) the expiration of the Rightholder Option Period (the “Contract Date”); and provided further, that such sale shall not be consummated unless and until (x) such Third Party Purchaser shall represent in writing to the Company and each Rightholder that it is aware of the rights of the Company and the Members contained in these Bye-laws and (y) prior to the purchase by such Third Party Purchaser of any of such Offered Securities, such Third Party Purchaser has agreed to be bound by the terms and conditions of the Shareholders Agreement. If such sale is not consummated within thirty (30) days after the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Offered Securities may be made thereafter by the Selling Member without again offering the same to the Company and the Rightholders in accordance with this Bye-law 12.7.

(g)	If a Major Member is directly or indirectly transferring Offered Securities to a Third Party Purchaser pursuant to Bye-law 12.7(f), then the General Atlantic Members and the Additional Purchaser Members (each, a “Tag-Along Rightholder”) shall have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice, that number of Securities held by such Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of Securities then owned by such Tag-Along Rightholder by (ii) the sum of (x) the total number of Securities then owned by all such Tag-Along Rightholders exercising their rights pursuant to Bye-laws 12.7(g) and 12.7(h) and (y) the total number of Securities then owned by the Selling Member. The Selling Member and the Tag-Along Rightholder(s) exercising their rights pursuant to this Bye-law 12.7(g) shall effect the sale of the Offered Securities and such Tag-Along Rightholder(s) shall sell the number of Offered Securities required to be sold by such Tag-Along Rightholder(s) pursuant to this Bye-law 12.7(g), and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Member shall be reduced accordingly.

A-Max Technology Limited

(h)	The Selling Member shall give notice to each Tag-Along Rightholder of each proposed sale by it of Offered Securities which gives rise to the rights of the Tag-Along Rightholders set forth in Bye-laws 12.7(g) and 12.7(h), at least fifteen (15) days prior to the proposed consummation of such sale, setting forth the name of such Selling Member, the number of Offered Securities, the name and address of the proposed Third Party Purchaser, the proposed amount and form of consideration and terms and conditions of payment offered by such Third Party Purchaser, the percentage of Securities that such Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Bye-law 12.7(g), and a representation that such Third Party Purchaser has been informed of the “tag-along” rights provided for in bye-laws 12.7(g) and 12.7(h) and has agreed to purchase Securities in accordance with the terms hereof. The tag-along rights provided in bye-laws 12.7(g) and 12.7(h) must be exercised by any Tag-Along Rightholder wishing to sell its Securities within ten (10) days following receipt of the notice, by delivery of a written notice to the Selling Member indicating such Tag-Along Rightholder’s wish to exercise its rights and specifying the number of Securities (up to the maximum number of Securities owned by such Tag-Along Rightholder required to be purchased by such Third Party Purchaser) it wishes to sell, provided that any Tag-Along Rightholder may waive its rights under bye-laws 12.7(g) and 12.7(h) prior to the expiration of such 10-day period by giving written notice to the Selling Member, with a copy to the Company. The failure of a Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of such Tag-Along Rightholder’s rights under bye-laws 12.7(g) and 12.7(h). If a Third Party Purchaser fails to purchase Securities from any Tag-Along Rightholder that has properly exercised its tag-along rights pursuant to this Bye-law 12.7(h), then the Selling Member shall not be permitted to consummate the proposed sale of the Offered Securities, and any such attempted sale shall be null and void ab initio.

(i)	If an Involuntary Transfer of any Securities (the “Transferred Securities”) owned by any Member shall occur, then the Company, the General Atlantic Members, the Additional Purchaser Members and the Major Members (unless such Member is the Member transferring the Transferred Securities) (for the purpose of bye-laws 12.7(i) and 12.7(j), each, a “Rightholder” and collectively, the “Rightholders”) shall have the same rights as specified in Bye-laws 12.7(b), 12.7(c) and 12.7(d), respectively, with respect to such Transferred Securities as if the Involuntary Transfer had been a proposed voluntary transfer by a Selling Member and shall be governed by Bye-law 12.7 except that (i) the time periods shall run from the date of receipt by the Company of actual notice of the Involuntary Transfer (and the Company shall immediately give notice to the Rightholders of the date of receipt of such notice), (ii) such rights shall be exercised by notice to the transferee of such Transferred Securities (the “Involuntary Transferee”) rather than to the Member who suffered or will suffer the Involuntary Transfer and (iii) the purchase price per Transferred Security shall be agreed upon by the Involuntary Transferee and the Company and/or the purchasing Rightholders purchasing a majority of the Transferred Securities, as the case may be; provided, however, that if such parties fail to agree as to such purchase price, the purchase price shall be the Fair Value (as hereinafter defined) thereof as determined in accordance with Bye-law 12.7(j).

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(j)	If the parties fail to agree upon the purchase price of the Transferred Securities in accordance with Bye-law 12.7(i) hereof, then the Company or the Rightholders, as the case may be, shall purchase the Transferred Securities at a purchase price equal to the Fair Value (as hereinafter defined) thereof. The Fair Value of the Transferred Securities shall be determined by a panel of three independent appraisers, which shall be internationally recognized investment banking firms or internationally recognized experts experienced in the valuation of corporations engaged in the business conducted by the Company. Within five (5) Business Days after the date the applicable parties determine that they cannot agree as to the purchase price, the Involuntary Transferee and the Board of Directors (in the case of a purchase by the Company), or the purchasing Rightholders purchasing a majority of the Transferred Securities being purchased by the purchasing Rightholders (if the Company is not purchasing any Transferred Securities), or the Board of Directors and such purchasing Rightholders jointly (in the case of a purchase by the Company and Rightholders), as the case may be, shall each designate one such appraiser that is willing and able to conduct such determination. If either the Involuntary Transferee or the Board of Directors or the purchasing Rightholders or both, as the case may be, fails to make such designation within such period, then the other party that has made the designation shall have the right to make the designation on its behalf. The two appraisers designated shall, within a period of five (5) Business Days after the designation of the second appraiser, designate a mutually acceptable third appraiser. The three appraisers shall conduct their determination as promptly as practicable, and the Fair Value of the Transferred Securities shall be the average of the determination of the two appraisers that are closer to each other than to the determination of the third appraiser, which third determination shall be discarded; provided, however, that if the determination of two appraisers are equally close to the determination of the third appraiser, then the Fair Value of the Transferred Securities shall be the average of the determination of all three appraisers. Such determination shall be final and binding on the Involuntary Transferee, the Company and the Rightholders. The Involuntary Transferee shall be responsible for the fees and expenses of the appraiser designated by or on behalf of it, and the Company or the purchasing Rightholders (if both the Company and the purchasing Rightholders), or the purchasing Rightholders (if the Company is not purchasing any Transferred Securities) for the fees and expenses of the appraiser designated by or on behalf of the Board of Directors or the purchasing Rightholders (if the Company is not purchasing any Transferred Securities), as the case may be. The Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, shall each share half the fees and expenses of the appraiser designated by the appraisers. For purposes of this Bye-law 12.7(j), the “Fair Value” of the Transferred Securities means the fair market value of such Transferred Securities determined in accordance with this Bye-law 12.7(j) based upon all considerations that the appraisers determine to be relevant. All expenses to be shared by the Company and the purchasing Rightholders, or among the purchasing Rightholders (if the Company is not purchasing any Transferred Securities), shall be shared in proportion to the number of Shares purchased.

A-Max Technology Limited

(k)	The closing of any purchase under this Bye-law 12.7(k) shall be held at the office of the Company in Hong Kong at 11:00 a.m., local time, on the earlier to occur of (a) the fifth day after the purchase price per Transferred Security shall have been agreed upon by the Involuntary Transferee and the Company or the purchasing Rightholders, as the case may be, in accordance with bye-laws 12.7(i)(iii) or (b) the fifth day after the determination of the Fair Value of the Transferred Securities in accordance with Bye-law 12.7(j), or (c) at such other time and place as the parties to the transaction may agree. At such closing :-

(i)	the Involuntary Transferee shall deliver certificates, if applicable, or other instruments or documents representing the Transferred Securities being purchased under this Bye-law 12.7(k), duly endorsed with a signature guarantee for transfer and accompanied by all requisite transfer taxes, if any, and such Transferred Securities shall be free and clear of any Liens (other than those arising hereunder) arising through the action or inaction of the Involuntary Transferee and the Involuntary Transferee shall so represent and warrant, and further represent and warrant that it is the beneficial owner of such Transferred Securities;

(ii)	the Company or each Rightholder, as the case may be, purchasing such Transferred Securities shall deliver payment in full in immediately available funds for such Transferred Securities; and

(iii)	all parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate.

(l)	In the event that the provisions of this Bye-law 12.7(l) shall be held to be unenforceable with respect to any particular Involuntary Transfer, the Company and the Rightholders shall have the rights specified in Bye-laws 12.7(b), 12.7(c) and 12.7(d), respectively, with respect to any transfer by an Involuntary Transferee of such Securities, and each Rightholder agrees that any Involuntary Transfer shall be subject to such rights, in which case the Involuntary Transferee shall be deemed to be the Selling Member for purposes of Bye-law 12.7 of these Bye-laws and shall be bound by the provisions of Bye-law 12.7 and other related provisions of these Bye-laws.

13.	Transmission of Registered Shares

13.1	Each certificate representing shares now held or hereafter acquired by any Member shall for as long as these Bye-laws are effective bear legends substantially in the following forms:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE UNITED STATES SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY FOREIGN JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE

A-Max Technology Limited

REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE AND FOREIGN SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, ASSIGNMENT, HYPOTHECATION, PLEDGE, ENCUMBRANCE OR OTHER DISPOSITION (EACH A “TRANSFER”) AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE SHAREHOLDERS AGREEMENT, DATED 17 JUNE, 2005, AMONG THE COMPANY AND THE MEMBERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY’S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE SHAREHOLDERS AGREEMENT.

13.2	In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

13.3	Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member

• (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the “Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [    ] day of [    ], 200[    ]

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Signed by:	In the presence of:
Transferor	Witness
Transferee	Witness

13.4	On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

13.5	Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

14.	Power to Alter Capital

14.1	Subject to bye-law79, the Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

14.2	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

15.	Variation of Rights Attaching to Shares

Subject to bye-law79, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

A-Max Technology Limited

DIVIDENDS AND CAPITALISATION

16.	Dividends

16.1	The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

16.2	The Board may fix any date as the record date for determining the Members entitled to receive any dividend.

16.3	The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

16.4	The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

17.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

18.	Method of Payment

18.1	Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

18.2	In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

18.3	The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.

19.	Capitalisation

19.1	The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

19.2	The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

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MEETINGS OF MEMBERS

20.	Annual General Meetings

The annual general meeting of the Company shall be held in each year (other than the year of incorporation) at such time and place as the President or the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.

21.	Special General Meetings

The President or the Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary.

22.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of the Act shall apply.

23.	Notice

23.1	At least five days’ notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and that the election of Directors will take place thereat.

23.2	At least five days’ notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting.

23.3	The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company.

23.4	A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

23.5	The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

24.	Giving Notice

24.1	A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such

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other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

24.2	Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

24.3	Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, at the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.	Postponement of General Meeting

The Secretary may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under these Bye-laws) provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

26.	Participating in Meetings by Telephone

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

27.	Quorum at General Meetings

27.1	At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares in the Company throughout the meeting shall form a quorum for the transaction of business, provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time.

27.2	If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. If the meeting shall be adjourned to the same day one week later or the Secretary shall determine that the meeting is adjourned to a specific date, time and place, it is not necessary to give notice of the adjourned meeting other than by announcement at the meeting being adjourned. If the Secretary shall determine that the meeting be adjourned to an unspecified date, time or place, fresh notice of the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

A-Max Technology Limited

28.	Chairman to Preside

Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, shall act as chairman at all meetings of the Members at which such person is present. In their absence, the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

29.	Voting on Resolutions

29.1	Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a simple majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

29.2	No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

29.3	At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

29.4	At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

29.5	At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

30.	Power to Demand a Vote on a Poll

30.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)	any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)	any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all such shares conferring such right.

A-Max Technology Limited

30.2	Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

30.3	A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman (or acting chairman) of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

30.4	Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.

31.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

32.	Instrument of Proxy

32.1	An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

Proxy

• (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on the [    ] day of [    ], 200[    ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

Signed this [    ] day of [    ], 200[    ]

Member(s)

A-Max Technology Limited

32.2	The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

32.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

32.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

33.	Representation of Corporate Member

33.1	A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

33.2	Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

34.	Adjournment of General Meeting

The chairman of a general meeting may, with the consent of the Members at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with the provisions of these Bye-laws.

35.	Written Resolutions

35.1	Subject to the following, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

35.2	A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

A-Max Technology Limited

35.3	A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

35.4	A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.

35.5	This Bye-law shall not apply to:

(a)	a resolution passed to remove an auditor from office before the expiration of his term of office;

(b)	a resolution passed for the purpose of removing a Director before the expiration of his term of office; or

(c)	bye-law 79.

35.6	For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

36.	Directors’ Attendance at General Meetings

The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

DIRECTORS AND OFFICERS

37.	Election of Directors

37.1	The Board of Directors shall be elected or appointed in the first place at the statutory meeting of the Company and thereafter, except in the case of a casual vacancy, at the annual general meeting or at any special general meeting called for that purpose.

37.2	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.	Number of Directors

The Board shall consist of not less than two Directors or such number in excess thereof as the Members may determine.

A-Max Technology Limited

39.	Term of Office of Directors

Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.

40.	Alternate Directors

40.1	At any general meeting of the Company, the Members may elect a person or persons to act as a Director in the alternative to any one or more Directors of the Company or may authorise the Board to appoint such Alternate Directors.

40.2	Unless the Members otherwise resolve, any Director may appoint a person or persons to act as a Director in the alternative to himself by notice in writing deposited with the Secretary. Any person so elected or appointed shall have all the rights and powers of the Director or Directors for whom such person is appointed in the alternative provided that such person shall not be counted more than once in determining whether or not a quorum is present.

40.3	An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

40.4	An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed by the Board as an alternate to the person appointed to fill the vacancy in accordance with these Bye-laws.

41.	Removal of Directors

41.1	Subject to any provision to the contrary in these Bye-laws, the Members entitled to vote for the election of Directors may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal. The Director elected by the General Atlantic Members pursuant to Bye-law 79.6(b) may not be removed without the consent of the Majority Holders present and voting at a general meeting.

41.2	If a Director is removed from the Board under the provisions of this Bye-law the Members may fill the vacancy at the meeting at which such Director is removed provided that if the Director elected by the General Atlantic Members pursuant to Bye-law 79.6(b) is removed, such vacancy shall be filled only be the affirmative vote or written consent of the Majority Holders present and voting at a general meeting. In the absence of such election or appointment, the Board may fill the vacancy.

42.	Vacancy in the Office of Director

42.1	The office of Director shall be vacated if the Director:

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(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)	resigns his office by notice in writing to the Company.

42.2	Subject to Bye-law 79.6(b), the Board shall have the power to appoint any person as a Director to fill a vacancy on the Board occurring as a result of the death, disability, disqualification or resignation of any Director and to appoint an Alternate Director to any Director so appointed provided that if the Director designated by the General Atlantic Members dies, becomes disabled, is disqualified or resigns, then only the General Atlantic Members may fill such vacancy.

43.	Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Company in general meeting and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

44.	Defect in Appointment of Director

All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

45.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

46.	Powers of the Board of Directors

46.1	The Board may:

(a)	appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

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(b)	exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)	appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)	appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)	by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)	delegate any of its powers (including the power to sub-delegate) to a committee appointed by the Board which may consist partly or entirely of non-Directors, provided that every such committee shall conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superceded by directions imposed by the Board;

(h)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(i)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(j)	authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

A-Max Technology Limited

47.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

48.	Officers

The Officers shall consist of a President and a Vice President or a Chairman and a Deputy Chairman, a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Bye-laws.

49.	Appointment of Officers

The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and Vice President or a Chairman and Deputy Chairman who shall be Directors. The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.

50.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

51.	Remuneration of Officers

The Officers shall receive such remuneration as the Board may determine.

52.	Conflicts of Interest

52.1	Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or company shall be entitled to remuneration for professional services as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director’s firm, partner or company to act as Auditor to the Company.

52.2	A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

52.3	Following a declaration being made pursuant to this Bye-law, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.

53.	Indemnification and Exculpation of Directors and Officers

The Directors, Secretary and other Officers (such term to include any person appointed to any committee by the Board) for the time being acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) for the time being acting in relation to any of the affairs of the Company and every one of them, and their heirs, executors and administrators, shall be indemnified

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and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director’s last known address or any other address given by such Director to the Company for this purpose.

56.	Participation in Meetings by Telephone

Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Quorum at Board Meetings

The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors to be discussed.

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58.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company; or (ii) preserving the assets of the Company.

59.	Chairman to Preside

Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, and if not, the President shall act as chairman at all meetings of the Board at which such person is present. In their absence the Deputy Chairman or Vice President, if present, shall act as chairman and in the absence of all of them a chairman shall be appointed or elected by the Directors present at the meeting.

60.	Written Resolutions

A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. For the purposes of this Bye-law only, “Director” shall not include an Alternate Director.

61.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

62.	Minutes

62.1	The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c)	of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

63.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

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64.	Form and Use of Seal

64.1	The seal of the Company shall be in such form as the Board may determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

64.2	The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for that purpose, provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

ACCOUNTS

65.	Books of Account

65.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

65.2	Such records of account shall be kept at the registered office of the Company, or subject to the provisions of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

67.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

68.	Appointment of Auditors

68.1	Subject to the provisions of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company.

68.2	The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.

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69.	Remuneration of Auditors

Save in the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine. In the case of an Auditor appointed pursuant to Bye-law 74, the remuneration of the Auditor shall be fixed by the Directors.

70.	Duties of Auditors

70.1	The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

70.2	The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

71.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

72.	Financial Statements

Subject to any rights to waive laying of accounts pursuant to the provisions of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

73.	Distribution of Auditors report

The report of the Auditor shall be submitted to the Members in general meeting.

74.	Vacancy in the Office of Auditor

The Board may fill any casual vacancy in the office of the auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

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CHANGES TO CONSTITUTION

76.	Changes to Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made save in accordance with the provisions of the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members.

77.	Changes to the Memorandum of Association

No alteration or amendment to the Memorandum of Association shall be made save in accordance with the provisions of the Act and until same has been approved by a resolution of the Board and by a resolution of the Members.

78.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

SERIES A CONVERTIBLE PARTICIPATING REDEEMABLE PREFERRED SHARES

79.1	Designation and Number of Shares. There shall be hereby created and established a series of Preferred Shares designated as “Series A Convertible Participating Preferred Shares”, par value US$0.00002 each (the “Series A Preferred Shares”). The authorized number of Series A Preferred Shares shall be 141,490,566.

79.2	Rank. The Series A Preferred Shares shall, with respect to (i) the payment of the Liquidation Payment in the event of a Liquidation, (ii) the payment of the Sale Payment in the event of a Sale Transaction, (iii) the Redemption Payment in the event of a redemption in accordance with Bye-law 79.5, (iv) the payment of the dividends and (v) all other rights and preferences, rank senior to (x) all classes of ordinary shares of the Company (including, without limitation, the Ordinary Shares), (y) the Series B Preferred Shares proposed to be created and issued pursuant to the Additional Placement, if any, and (z) each other class or series of shares in the capital of the Company hereafter created which does not expressly rank pari passu with or senior to the Series A Preferred Shares (clauses (x), (y) and (z), together, the “ Junior Shares”).

79.3	Dividends.

(a)	Dividend Rate. The holders of Series A Preferred Shares shall receive dividends at an annual rate equal to 3% of the Accreted Value, calculated on the basis of a 365-day year, which shall accrue on a daily basis from the date of issuance thereof, whether or not declared. Accrued and unpaid dividends shall not be paid in cash but instead shall compound and be added, on a quarterly basis on March 31, June 30, September 30 and December 31 of each year (each such date, a “Compounding Date”), to the Accreted Value in effect immediately prior to the Compounding Date, whether or not declared by the Board of Directors and whether or not the Company has any earnings and profits.

(b)	Junior Share Dividends. The Company shall not declare or pay any dividends on, or make any other distributions with respect to or redeem, purchase or otherwise acquire for consideration, any Junior Shares unless and until all the Series A Preferred Shares have been converted or redeemed in full.

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(c)	Ordinary Share Dividends. If the Company declares and pays any dividends on the Ordinary Shares, then, in that event, holders of Series A Preferred Shares (as though their Series A Preferred Shares were converted in accordance with Bye-law 79.7(a) below) shall be entitled to share in such dividends on a pro rata basis, as if their shares have been converted into Ordinary Shares pursuant to Bye-law 79.7(a) below immediately prior to the record date for determining the shareholders of the Company eligible to receive such dividends.

79.4.	Liquidation and Sale Transaction.

(a)	Liquidation. Upon the occurrence of a Liquidation, the holders of Series A Preferred Shares shall be paid in cash for each Series A Preferred Share held thereby, out of, but only to the extent of, the assets of the Company legally available for distribution to its shareholders, before any payment or distribution is made to any Junior Shares, an amount equal to the sum of (i) the Accreted Value of such Series A Preferred Share on the date of such Liquidation plus (ii) all dividends that have accrued since the previous Compounding Date to the date of such Liquidation (clauses (i) and (ii) together, the “Liquidation Payment”). If the assets of the Company available for distribution to the holders of Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Liquidation Payment, then all of the assets available for distribution to holders of Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

(b)	Sale Transaction. Upon the consummation of a Sale Transaction, the holders of Series A Preferred Shares shall be paid for each Series A Preferred Share held thereby, before any payment or distribution is made to any Junior Shares, an amount equal to the sum of (i) the Accreted Value of such Series A Preferred Share on the closing date of such Sale Transaction plus (ii) all dividends that have accrued since the previous Compounding Date to the closing date of such Sale Transaction (such sum, the “Sale Payment”). If the assets of the Company available for distribution to the holders of Series A Preferred Shares shall be insufficient to permit payment in full to such holders of the aggregate Sale Payment, then all of the assets available for distribution to holders of Series A Preferred Shares shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full. The Sale Payment shall be paid, at the election of the Majority Holders, in the form of either cash or the consideration paid in such Sale Transaction, in either case on the closing date of such Sale Transaction.

(c)	Participation. Upon the completion of the distribution and payment required by Bye-law 79.4(a) or Bye-law 79.4(b), as the case may be, if assets remain in the Company, the remaining assets of the Company available for distribution to shareholders shall be distributed among the holders of Series A Preferred Shares and the holders of Ordinary Shares pro rata based on the number of Ordinary Shares held by each (assuming the conversion of all such Series A Preferred Shares in accordance with Bye-law 79.7(a) below).

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(d)	Sale Consideration. Any securities of the surviving Person to be delivered to the holders of Series A Preferred Shares in a Sale Transaction shall be valued at the Current Market Price for purposes of satisfying the Sale Payment.

(e)	Notice. Written notice of a Liquidation or a Sale Transaction stating a payment or payments and the place where such payment or payments shall be payable, shall be delivered in person, mailed by certified mail, return receipt requested, mailed by overnight mail or sent by telecopier, not less than ten (10) days prior to the earliest payment date stated therein, to the holders of record of Series A Preferred Shares, such notice to be addressed to each such holder at its address as shown by the records of the Company.

79.5	Redemption.

(a)	At any time commencing on the fourth anniversary of the Series A Subscription Date, the Majority Holders shall have the right to require the Company to redeem, out of funds legally available therefor, all of the outstanding Series A Preferred Shares for an amount of cash per share (the “Redemption Payment”) equal to the sum of (i) the Accreted Value of such Series A Preferred Share on the Redemption Date plus (ii) all dividends that have accrued since the previous Compounding Date to the Redemption Date plus (iii) such additional amount, if any, that would, when aggregated with the amounts payable under clauses (i) and (ii) above yields a per annum return on the Series A Subscription Price, compounded annually and net of all withholding taxes, of 10% beginning from the Series A Subscription Date to the Redemption Date. The Majority Holders may exercise the redemption right by giving written notice (the “Redemption Notice”) thereof to the Company (and the Company shall immediately thereafter deliver a copy of such Redemption Notice to all of the other holders of Series A Preferred Shares), which Redemption Notice shall specify a date (the “Redemption Date”), which shall be a Business Day not less than 30 days after the delivery of such Redemption Notice, for the redemption of Series A Preferred Shares as provided in Bye-law 79.5(b). Following the delivery of such Redemption Notice, each holder of the Series A Preferred Shares shall surrender the certificate(s) representing its Series A Preferred Shares to the Company, at any time during usual business hours, at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Series A Preferred Shares). In the event any certificates representing the Series A Preferred Shares are not surrendered to the Company on or before the Redemption Date, the Company shall be entitled to treat such certificates as lost. Any holder of Series A Preferred Shares shall waive all rights to object to the redemption of the Series A Preferred Shares by the Company if such right of redemption is exercised by the Majority Holders.

(b)	The Company shall redeem all of the outstanding Series A Preferred Shares on the Redemption Date and all such certificates representing Series A Preferred Shares shall be delivered to the Company for cancellation or, in the event any such certificates are not delivered to the Company, deemed lost and, in either case, cancelled by the Company upon payment in full of the aggregate Redemption Payment on the outstanding Series A Preferred Shares and shall not be reissued.

(c)	If the assets of the Company available for redemption of the Series A Preferred Shares by law or otherwise on the Redemption Date are insufficient to redeem all the then outstanding Series A Preferred Shares on the Redemption Date, any assets available for redemption of the Series

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A Preferred Shares shall be allocated ratably to each holder of a Series A Preferred Share to pay a portion of the Redemption Payment in respect of such Series A Preferred Share. The Company shall in good faith use all reasonable efforts as expeditiously as possible to eliminate, or obtain an exception, waiver or exemption from, any and all restrictions under applicable law that prevented the Company from paying the Redemption Payment and redeeming the Series A Preferred Shares, and shall take all other reasonable measures (including any such measures reasonably requested by the Majority Holders) to make funds available for redemption. At any time thereafter when additional funds of the Company are available by law to pay the remaining balance of the aggregate Redemption Payment owed on the Series A Preferred Shares, such funds will be used as soon as they become available, to pay the remaining balance of the aggregate Redemption Payment, or such portion thereof for which funds are available, on the basis set forth above. If the Company fails to redeem any Series A Preferred Shares for which redemption is required, then during the period from the Redemption Date through the date on which such Series A Preferred Shares are actually redeemed in full, such Series A Preferred Shares shall continue to be entitled to all rights and preferences of Series A Preferred Shares. After payment in full of the aggregate Redemption Payment for all issued and outstanding Series A Preferred Shares, all rights of the holders thereof as shareholders of the Company shall cease and terminate.

(d)	Notwithstanding anything to the contrary contained herein, any holder of Series A Preferred Shares may convert its Series A Preferred Shares into Ordinary Shares pursuant to Bye-law 79.7(a) at any time prior to the payment of the Redemption Payment, whereupon only rights attaching to the Ordinary Shares as set forth in the Bye-laws will apply.

(e)	The Company shall maintain sufficient funds for the redemption of Series A Preferred Shares such that all Series A Preferred Shares will be redeemed out of capital paid up thereon or out of funds of the Company otherwise available for dividend or distribution or out of the proceeds of a fresh issue of shares made for the purposes of the redemption and the premium, if any, payable on redemption is provided for out of funds of the Company which would otherwise be available for dividend or distribution or out of the Company’s share premium account before the Series A Preferred Shares are redeemed. The Company shall maintain sufficient issued share capital such that share capital of the Company would not, as a result of the redemption of the Series A Preferred Shares, be reduced below US$12,000 which is the minimum capital specified for the Company in its memorandum of association. On each date the Series A Preferred Shares are redeemed, the Company is, and after redeeming the Series A Preferred Shares will be able to pay its liabilities as they become due.

79.6	Voting Rights; Election of Director.

(a)	General. In addition to any voting rights to which the holders of Series A Preferred Shares are entitled under, or which are granted by, Bermuda law and the additional voting rights granted pursuant to this Bye-law 79.6, the holders of Series A Preferred Shares shall be entitled to vote, in person or by proxy, at a special or annual general meeting of shareholders or in any written consent in lieu of meeting, on all matters entitled to be voted on by holders of Ordinary Shares voting together as a single class with the Ordinary Shares (and with other shares entitled to vote thereon, if any). With respect to any such vote, each Series A Preferred Share shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such

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holder would be entitled to cast had such holder converted its Series A Preferred Shares into Ordinary Shares pursuant to Bye-law 79.7(a) below on the record date for determining the shareholders of the Company eligible to vote on any such matters. In the event that any Series B Preferred Shares are issued under the Additional Placement, the holders of Series A Preferred Shares and the holders of Series B Preferred Shares will vote together as one class whether in person or by proxy at any general meeting of those shareholders, with respect to any matters varying the rights attached to any Series B Preferred Shares, and such rights may be varied with the approval of the holders of Series A Preferred Shares and holders of Series B Preferred Shares voting together who hold Series A Preferred Shares and Series B Preferred Shares that collectively represent, if all of the Series A Preferred Shares and the Series B Preferred Shares then outstanding were converted, a majority of the total number of Ordinary Shares issuable upon conversion of all of the Series A Preferred Shares and Series B Preferred Shares then outstanding. The holders of Series B Preferred Shares shall have no right to vote separately as a class in respect of any matters varying or deemed to vary the rights attached to any Series B Preferred Shares.

(b)	Directors. If the General Atlantic Members and/or any Affiliate thereof own in the aggregate: (i) a majority of the outstanding Series A Preferred Shares and (ii) either 70,745,283 Series A Preferred Shares (subject to adjustment for any share subdivision, share dividend, share consolidation, reclassification or recapitalization affecting the Series A Preferred Shares) or 70,745,283 Ordinary Shares (subject to adjustment for any share subdivision, share dividend, share consolidation, reclassification or recapitalization affecting the Ordinary Shares), then the holders of Series A Preferred Shares, voting as a separate class, shall be entitled to elect one director of the Company. At any meeting held for the purpose of electing a director pursuant to this Bye-law 79.6(b), (i) the presence in person or by proxy of the holders of the Majority Holders shall constitute a quorum of the Series A Preferred Shares for the election of such director; (ii) the holders of Series A Preferred Shares shall be entitled to cast one vote per Series A Preferred Share in any such election; and (iii) such director shall be elected by the affirmative vote of the Majority Holders present either in person or by proxy and voting at the meeting. A vacancy in the directorship filled by the holders of the Series A Preferred Shares voting as a separate class pursuant to this Bye-law 79.6(b) shall be filled only by affirmative vote or written consent of the Majority Holders present and voting at the general meeting. The director elected pursuant to this Bye-law 79.6(b) may not be removed without the consent of the Majority Holders present and voting at the general meeting.

(c)	Elections. The holders of Series A Preferred Shares shall vote together as a single class with the holders of Ordinary Shares (and all other classes and series of shares of the Company entitled to vote thereon, if any) with respect to the election of all of the other directors of the Company. With respect to any such vote, each Series A Preferred Share shall entitle the holder thereof to cast that number of votes as is equal to the number of votes that such holder would be entitled to cast had such holder converted its Series A Preferred Shares into Ordinary Shares pursuant to Bye-law 79.7(a) below on the record date for determining the shareholders of the Company eligible to vote on any such matters.

(d)	Major Actions. Notwithstanding anything to the contrary set forth in the Charter Documents or otherwise, the Company, the Board of Directors and the shareholders of the Company shall not, and the Company shall cause all of its Subsidiaries not to, approve, consent to or ratify any

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of the following actions without the prior affirmative vote or written consent of the Majority Holders and, where any of the following actions requires a resolution of the Members and has not received such affirmative vote or consent of the Majority Holders, the Series A Preferred Shares held by the Majority Holders shall have voting rights equal to the number of votes cast by the other Members plus one in respect of the resolution:

(i)	(a) any amendment or variation to the number of Series A Preferred Shares or Series B Preferred Shares authorized on the date hereof or any issuance of Series A Preferred Shares or Series B Preferred Shares, other than the Series A Preferred Shares issued on the Series A Subscription Date and (b) the approval of the rights and preferences of the Series B Preferred Shares and the terms and conditions of the Additional Placement;

(ii)	(a) any creation of a class or series of, or any issuance of or agreement to issue any preferred shares of the Company (including the Series B Preferred Shares) or any equity securities of the Company or securities or other rights of any kind convertible into or exchangeable for, any equity securities of the Company ranking pari passu with or senior to the Series A Preferred Shares, or any option, warrant or other subscription or purchase right with respect to such equity securities of the Company, (b) the issuance of any shares in the capital of the Company or other securities convertible into or exercisable for shares in the capital of the Company at a price per security representing an equity valuation of the Company less than US$360.0 million, (c) the redemption of any shares in the capital of the Company or securities convertible into or exercisable for shares in the capital of the Company, other than the redemption of the Series A Preferred Shares pursuant to Bye-law 79.5 or (d) the issuance of any shares in the capital or equivalent of a Subsidiary;

(iii)	any amendment, modification or restatement of the Charter Documents, including without limitation by merger, consolidation, business combination or otherwise;

(iv)	any action which adversely affects or harms the interests of the holders of Series A Preferred Shares or Series B Preferred Shares, whether by amendment to the Charter Documents or the charter documents of any Subsidiary or by merger, consolidation, business combination or otherwise;

(v)	any material change in the scope, nature or activities of the business of the Company or any Subsidiary;

(vi)	any listing of securities of the Company or any Subsidiary on any securities exchange, other than a listing of the Ordinary Shares pursuant to a bona fide firm commitment underwritten initial public offering of Ordinary Shares, resulting in net proceeds (after underwriting discounts and commissions) to the Company of at least US$100 million, and in which the underwriting is lead managed by an internationally recognized investment banking firm and such securities are listed on The Nasdaq Stock Market, Inc. or other internationally recognized stock exchange;

(vii)	any declaration, distribution or payment of any dividend or other distribution on any shares or equivalent by the Company or any Subsidiary, other than the payment of dividends on Series A Preferred Shares;

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(viii)	the creation of any Lien on any of the assets of the Company or any Subsidiary, except for Permitted Liens;

(ix)	the Company’s or any Subsidiary’s issuance or becoming liable for any Indebtedness other than Indebtedness up to an aggregate amount of US$5.0 million for both the Company and its Subsidiaries on a combined basis pursuant to commercial banking facilities entered into on an arm’s length basis and as provided in the Company’s business plan, it being understood that the Majority Holders will not unreasonably withhold its consent in the event the Company seeks a consent or waiver pursuant to this clause (ix);

(x)	(A) any Sale Transaction or (B) any sale, conveyance, exchange or transfer to another Person of any assets of the Company or any Subsidiary including by way of lease, except, in the case of clause (B), in the ordinary course of business or intergroup transfers of assets between wholly-owned Subsidiaries of the Company;

(xi)	any transaction between the Company or any of its Subsidiaries, on the one hand, and any Related Party, on the other hand;

(xii)	any capital expenditures by the Company (excluding those for repurchase of Ordinary Shares from the Selling Shareholders pursuant to the terms and conditions of the Sellers Agreement) or any Subsidiary in excess of US$500,000 and any other expenditures in excess of US$500,000 not included in the annual operating budget;

(xiii)	any material change in accounting methods or policies of the Company, except for this necessary to comply with the relevant generally accepted accounting requirements in the regions where the Company conducts its business and is required to prepare financial statements; and

(xiv)	any change in the size of the Board of Director from seven (7) members.

(e)	Rights and Obligations of the holders and the Company in Relation to Each Subsidiary. The Company shall cause the board of directors (or similar governing body) of each Subsidiary, to the extent permitted by applicable law, to be the same size as the Board of Directors and, at the election of the holders of Series A Preferred Shares entitled to designate a director pursuant to Bye-law 79.6(b), to be comprised of director(s) designated by such holders in the same proportion as represented on the Board of Directors. All actions of any board of directors of any Subsidiary must be previously approved by the Board of Directors and no board of directors of any Subsidiary shall execute any written consent or approve any resolution or take any action whatsoever that affects or relates to the Company or any Subsidiary without the prior written approval or consent of the Board of Directors.

79.7	Conversion.

(a)	Optional Conversion. Any holder of Series A Preferred Shares shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Bye-law 79.7, any or all of such holder’s Series A Preferred Shares into such number of fully

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paid and non-assessable Ordinary Shares as is equal to the product of (i) the number of Series A Preferred Shares being so converted multiplied by (ii) the quotient of (x) the sum of the Accreted Value plus all dividends accrued since the previous Compounding Date divided by (y) the conversion price of US$0.424056541 per share, subject to adjustment as provided in Bye-law 79.7(d) (such price in clause (y), the “Conversion Price”). Such conversion right shall be exercised by the surrender of certificate(s) representing the Series A Preferred Shares to be converted to the Company at any time during usual business hours at its principal place of business to be maintained by it (or such other office or agency of the Company as the Company may designate by notice in writing to the holders of Series A Preferred Shares), accompanied by written notice (which shall be irrevocable) that the holder elects to convert such Series A Preferred Shares and specifying the name or names (with address) in which a certificate or certificates for Ordinary Shares are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Bye-law 79.7(j) below, accompanied by certificates representing Series A Preferred Shares which shall be surrendered for conversion and canceled by the Company. As promptly as practicable after the surrender of any Series A Preferred Shares but in any event no later than five (5) Business Days thereafter, the Company shall (subject to compliance with the applicable provisions of federal and state securities laws) deliver to the holder of such shares so surrendered certificate(s) representing the number of fully paid and nonassessable Ordinary Shares into which such shares are entitled to be converted and a copy of the register of members showing such Ordinary Shares. At the time of the surrender of such certificate(s), the Company will hold the Series A Preferred Shares or Series B Preferred Shares, as the case may be, in trust for the party in whose name any certificate(s) for Ordinary Shares shall be issuable upon such conversion from the time of surrender until the register of members is updated.

(b)	Automatic Conversion. Upon the closing of the Initial Public Offering, each outstanding Series A Preferred Share shall be automatically converted, with no further action required to be taken by the Company or the holder thereof, into the number of fully paid and non-assessable Ordinary Shares determined as follows:

OS	=	SP	+	FD
		CP		IPO

where

OS =	number of fully paid and non-assessable Ordinary Shares to be received upon conversion of one Series A Preferred Share under this Bye-law 79.7(b)
SP =	Series A Subscription Price
CP =	Conversion Price
FD =	with respect to one Series A Preferred Share, the sum in US$ of all dividends that have accrued and compounded on each Compounding Date in the manner described in Bye-law 79.3(a) plus all dividends that have accrued since the previous Compounding Date

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IPO =	in the case of an Initial Public Offering in the United States, the final price per share (less underwriting discounts and commissions) of the Ordinary Shares offered to the public in the Initial Public Offering as set forth in the final prospectus relating to the Initial Public Offering and (ii) in the case of an Initial Public Offering outside the United States, the final price per share (less underwriting discounts and commissions) at which the Ordinary Shares are sold in such Initial Public Offering

Immediately upon conversion as provided in Bye-law 79.7(b), the Company shall hold the Ordinary Shares issuable upon conversion in trust for each holder of Series A Preferred Shares until the register of members is updated and such register shall be updated by the Company no later than 3 Business Days after conversion. Upon written notice from the Company, each holder of Series A Preferred Shares so converted shall promptly surrender to the Company at its principal place of business to be maintained by it (or at such other office or agency of the Company as the Company may designate by such notice to the holders of Series A Preferred Shares) certificates representing the shares so converted, whereupon, subject to such receipt, the Company shall issue the relevant number of Ordinary Shares and provide a copy of the updated register of members showing the relevant number of Ordinary Shares.

(c)	Termination of Rights; Conversion Mechanics and Reservation.

(i)	On the date of an optional conversion pursuant to Bye-law 79.7(a) or of an automatic conversion pursuant to Bye-law 79.7(b), all rights with respect to the Series A Preferred Shares so converted, including the rights, if any, to receive notices and vote, shall terminate, except only the rights of holders thereof to (i) receive certificates for the number of Ordinary Shares into which such Series A Preferred Shares have been converted and (ii) exercise the rights to which they are entitled as holders of Ordinary Shares.

(ii)	Conversion of the Series A Preferred Shares under this Bye-law 79.7 shall be effected in such manner as the directors of the Company shall, subject to the bye-laws of the Company and the Companies Act, from time to time determine. Without prejudice to the generality of the foregoing, any of the Series A Preferred Shares to be converted under this Bye-law 79.7 may be effected by redemption or repurchase of such Series A Preferred Shares out of (A) the capital paid up on such Series A Preferred Shares or (B) the funds of the Company which would otherwise be available for dividend or distribution or (C) the proceeds of a fresh issue of shares made for the purpose, or any combination of (A), (B) and/or (C), with the proceeds of redemption or repurchase thereof applied as payment in full for the subscription of the relevant number of Ordinary Shares.

(iii)	The Company shall at all times on or after the issuance of the Series A Preferred Shares reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issue or delivery upon conversion of the Series A Preferred Shares the maximum number of Ordinary Shares that may be issuable or deliverable upon such conversion or exercise. The Company shall issue such Ordinary Shares and shall take all actions

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necessary so that the Ordinary Shares will be issued upon conversion of the Series A Preferred Shares (which shall include the payment or provision of sufficient legally available funds and capitalization of any reserves or accounts in the appropriate share capital, share premium, contributed surplus, reserves, retained profits or other accounts to effect any such conversion).

(d)	Antidilution Adjustments. The Conversion Price, and the number and type of securities to be received upon conversion of Series A Preferred Shares, shall be subject to adjustment as follows:

(i)	Dividend, Subdivision, Consolidation or Reclassification of Ordinary Shares. In the event that the Company shall at any time or from time to time, prior to conversion of Series A Preferred Shares (w) pay a dividend or make a distribution on the outstanding Ordinary Shares payable in shares in the capital of the Company, (x) subdivide the outstanding Ordinary Shares into a larger number of shares, (y) consolidate the outstanding Ordinary Shares into a smaller number of shares or (z) issue any of its shares in a reclassification of the Ordinary Shares (other than any such event for which an adjustment is made pursuant to another clause of this Bye-law 79.7(d)), then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of any Series A Preferred Share thereafter surrendered for conversion shall be entitled to receive a number of Ordinary Shares or other securities of the Company that such holder would have owned, or would have been entitled to receive upon or by reason of any of the events described above, as the result of a conversion of such Series A Preferred Share immediately prior to the occurrence of such event or (if earlier) the applicable record date for the determination of holders of Ordinary Shares entitled to participate in such event. An adjustment made pursuant to this Bye-law 79.7(d)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of Ordinary Shares entitled to receive such dividend or distribution or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

(ii)	Issuance of Ordinary Shares or Ordinary Share Equivalents below Conversion Price.

(a)	If the Company shall at any time or from time to time prior to conversion of Series A Preferred Shares, issue or sell any Ordinary Shares or Ordinary Share Equivalents at a price per Ordinary Share (the “New Issue Price”) that is less than the Conversion Price then in effect as of the record date or Issue Date (as defined below), as the case may be (the “Relevant Date”) (treating the price per Ordinary Share, in the case of the issuance of any Ordinary Share Equivalent, as equal to (x) the sum of the price for such Ordinary Share Equivalent plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such Ordinary Share Equivalent divided by (y) the number of Ordinary Shares initially underlying such Ordinary Share Equivalent), other than (A) issuances or sales for which an adjustment is made pursuant to another clause of this Bye-law 79.7(d) and (B) issuances in connection with an Excluded Transaction, then, and in each such case, the Conversion Price then in effect shall be adjusted to equal the New Issue Price.

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(b)	Such adjustment shall be made whenever such Ordinary Shares or Ordinary Share Equivalents are issued, and shall become effective retroactively (x) in the case of an issuance to the shareholders of the Company, as such, to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such Ordinary Shares or Ordinary Share Equivalents and (y) in all other cases, on the date (the “Issue Date”) of such issuance; provided, however, that the determination as to whether an adjustment is required to be made pursuant to this Bye-law 79.7(d)(ii) shall only be made upon the issuance of Ordinary Shares or Ordinary Share Equivalents, and not upon the issuance of any security into which the Ordinary Share Equivalents convert, exchange or may be exercised.

(c)	In case at any time any Ordinary Shares or Ordinary Share Equivalents or any rights or options to purchase any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith. In case Ordinary Shares or Ordinary Share Equivalents or any rights or options to purchase any Ordinary Shares or Ordinary Share Equivalents shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair market value of such consideration, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions or discounts paid or allowed by the Company in connection therewith.

(iii)	Earnings Adjustment. If the Company’s 2005 Audited Profit is less than US$48.0 million, then the Conversion Price then in effect shall be automatically reduced to the number equal to the quotient of (A) the product of 7.5 multiplied by the 2005 Audited Profit, divided by (B) 848,943,396 (subject to anti-dilution adjustment for share subdivisions, shares consolidations, recapitalizations and similar events occurring after the Series A Subscription Date); provided that, (x) notwithstanding the foregoing, if the 2005 Audited Profit is less than US$32.0 million, then the foregoing clause (A) shall be deemed to be US$240.0 million and (y) in no event shall an adjustment to the Conversion Price be made under this Bye-law 79.7(d)(iii) if such adjustment would cause the Conversion Price to be increased. A reduction in the Conversion Price pursuant to this Bye-law 79.7(d)(iii) shall be effective immediately prior to the conversion of the Series A Preferred Shares pursuant to Bye-law 79.7(b) above.

(iv)	Certain Distributions. If the Company shall at any time or from time to time, prior to conversion of Series A Preferred Shares, distribute to all holders of Ordinary Shares (including any such distribution made in connection with a merger or consolidation in which the Company is the resulting or surviving Person and the Ordinary Shares are not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding cash

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dividends in which holders of Series A Preferred Shares participate, in the manner provided in Bye-law 79.3, dividends payable in Ordinary Shares for which adjustment is made under another paragraph of this Bye-law 79.7(d) and any distribution in connection with an Excluded Transaction) or rights or warrants to subscribe for or purchase of any of the foregoing, then, and in each such case, the Conversion Price then in effect shall be reduced (and any other appropriate actions shall be taken by the Company) by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Current Market Price of the Ordinary Shares immediately prior to the date of distribution less the then Fair Market Value of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such rights or warrants applicable to one Ordinary Share, and the denominator of which shall be the Current Market Price of the Ordinary Shares immediately prior to the date of distribution (but such fraction shall not be greater than one); provided, however, that no adjustment shall be made with respect to any distribution of rights or warrants to subscribe for or purchase securities of the Company if the holder of Series A Preferred Shares will be entitled to receive such rights or warrants upon conversion at any time of Series A Preferred Shares into Ordinary Shares. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such distribution.

(v)	Other Changes. If the Company at any time or from time to time, prior to the conversion of all Series A Preferred Shares, shall take any action affecting its Ordinary Shares similar to or having an effect similar to any of the actions described in any of Bye-laws 79.7(d)(i), (ii) or (iv) above or Bye-law 79.7(g) below (but not including any action described in any such Bye-law 79.) and the Majority Holders request that the Board of Directors consider whether it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then the Board of Directors shall in good faith determine whether it would be equitable to adjust the Conversion Price in such circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the holders of Series A Preferred Shares), and in each such case, the Conversion Price shall be adjusted in such manner and at such time if, and as, the Board of Directors so determines.

(vi)	No Adjustment. Notwithstanding anything herein to the contrary, no adjustment under this Bye-law 79.7(d) need be made to the Conversion Price (A) for issuances of Ordinary Shares or Ordinary Share Equivalents in connection with an Excluded Transaction as stated in Bye-law 79.7(d)(ii) and 7(d)(iv) or (B) if the Company receives written notice from the holders of a majority of the outstanding Series A Preferred Shares that no such adjustment is required.

(e)	Abandonment. If the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Price shall be required by reason of the taking of such record.

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(f)	Certificate as to Adjustments. Upon any adjustment in the Conversion Price, the Company shall within a reasonable period (not to exceed ten (10) days) following any of the foregoing transactions deliver to each registered holder of Series A Preferred Shares a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

(g)	Reorganization, Reclassification. In case of any merger or consolidation of the Company (other than a Sale Transaction) or any capital reorganization, reclassification or other change of outstanding Ordinary Shares (other than a change in par value (each, a “Transaction”), the Company shall execute and deliver to each holder of Series A Preferred Share at least ten (10) Business Days prior to effecting such Transaction a certificate, signed by (i) the Chief Executive Officer of the Company and (ii) the Chief Financial Officer of the Company, stating that the holder of each Series A Preferred Share shall have the right to receive in such Transaction, in exchange for each Series A Preferred Share, a security identical to (and not less favorable than) the Series A Preferred Shares, and provision shall be made therefor in the agreement, if any, relating to such Transaction. Any certificate delivered pursuant to this Bye-law 79.7(g) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Bye-law 79.7. The provisions of this Bye-law 79.7(g) and any equivalent thereof in any such certificate similarly shall apply to successive transactions.

(h)	Notices. In case at any time or from time to time:

(i)	the Company shall declare a dividend (or any other distribution) on its Ordinary Shares;

(ii)	the Company shall authorize the granting to the holders of its Ordinary Shares rights or warrants to subscribe for or purchase shares of any class in its capital or of any other rights or warrants;

(iii)	there shall be any Transaction; or

(iv)	there shall occur the Initial Public Offering or a Sale Transaction;

then the Company shall mail to each holder of Series A Preferred Shares at such holder’s address as it appears on the transfer books of the Company, as promptly as possible but in any event at least ten (10) Business Days prior to the earliest applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Ordinary Shares of record to be entitled to such dividend, distribution or granting of rights or warrants are to be determined, or (B) the date on which such Transaction, Initial Public Offering or Sale Transaction is expected to become effective and the date as of which it is expected that holders of Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for shares of stock or other securities or property or cash deliverable upon such Transaction, Initial Public Offering or Sale Transaction. Notwithstanding the foregoing, in the case of any event to which Bye-law 79.7(g) above is applicable, the Company shall also deliver the certificate described in Bye-law 79.7(g) above to each holder of Series A Preferred Shares at least ten (10) Business Days prior to effecting such reorganization or reclassification as aforesaid.

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(i)	Reservation of Ordinary Shares. The Company shall at all times reserve and keep available for issuance upon the conversion of Series A Preferred Shares, such number of its authorized but unissued Ordinary Shares as will from time to time be sufficient to permit the conversion of all outstanding Series A Preferred Shares, and shall take all action to increase the authorized number of Ordinary Shares if at any time there shall be insufficient authorized but unissued Ordinary Shares to permit such reservation or to permit the conversion of all outstanding Series A Preferred Shares; provided that (x) the holders of Series A Preferred Shares vote such shares in favor of any such action that requires a vote of shareholders and (y) such holders cause any directors elected by them pursuant to Bye-law 79.6(c) above to vote in favor of any such action that requires a vote of the Board of Directors.

(j)	No Conversion Tax or Charge. The issuance or delivery of certificates for Ordinary Shares upon the conversion of Series A Preferred Shares shall be made without charge to the converting holder of Series A Preferred Shares for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of applicable securities laws) in such names as may be directed by, the holders of the Series A Preferred Shares converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Shares converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

79.8	Certain Remedies

Any registered holder of Series A Preferred Shares shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Bye-law 79 and to enforce specifically the terms and provisions of this Bye-law 79 in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

79.9	Business Day. If any payment shall be required by the terms hereof to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day.

79.10	In the event of any inconsistency between the provisions of this Bye-law 79 and the other bye-laws herein contained, the provisions of this Bye-law 79 shall prevail.